EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 1, 2015, relating to the financial statements and financial statement schedule of The Buckle, Inc. and the effectiveness of the The Buckle, Inc.'s internal control over financial reporting appearing in the Annual Report on Form 10-K of the The Buckle, Inc. for the year ended January 31, 2015.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska
July 15, 2015